UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 21, 2008

ABVIVA, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-16291	26-1327790
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Pine Ave., Suite 1060, Long Beach, CA		90802
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (562) 221-0341

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 21, 2008 the Company entered into an unsecured non-interest bearing promissory note with eFund Capital Management, LLC for $25,000. The promissory note is convertible into a convertible debenture on the same terms as the next convertible debenture entered into by the Company with an outside investor. This promissory note converted into the November 17, 2008 debenture below.

On November 17, 2008 the Company entered into a convertible debenture with an investor for $25,000.  The convertible debenture matures 180 days from the date of execution and Interest shall accrue at the rate of twelve percent (12%) per annum from the date hereof until the maturity date.  As incentive for entering into the agreement the investor was granted 31,250 shares of common stock.

On November 17, 2008 the Company entered into a convertible debenture with eFund Capital Management, LLC for the promissory note dated October 21, 2008 in the amount $25,000.  The convertible debenture matures 180 days from the date of execution and Interest shall accrue at the rate of twelve percent (12%) per annum from the date hereof until the maturity date.  As incentive for entering into the agreement the eFund was granted 31,250 shares of common stock.

On November 17, 2008 the Company entered into a convertible debenture with its accountant for $10,000 for accounting services provided to the Company during 2008.  The convertible debenture matures 180 days from the date of execution and Interest shall accrue at the rate of twelve percent (12%) per annum from the date hereof until the maturity date.  As incentive for entering into the agreement the individual was granted 31,250 shares of common stock.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the settlement described in Item 8.01 the board of directors of the Company issued 25 shares of Series C Convertible Preferred stock to Douglas Lane, effective as of December 9, 2008, as part of the termination agreement with Experigen.

ITEM 3.03

MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS

Pursuant to the settlement agreement described in Item 8.01 certain shareholders of Series C Convertible Preferred stock, including Jeffrey Conrad, eFund Capital Management, LLC , and Douglas Lane agreed  to convert their Series C Convertible Preferred stock into common stock of the Company immediately prior to the Company’s next financing.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pursuant to the settlement agreement described in item 8.01 the board of directors of the Company elected two members on December 30, 2008, Robert Lutz and Douglas Lane, to serve as directors of the Company until the next annual meeting or until they resign, their successors are duly elected, or appointed.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 21, 2007 the Board of Directors approved By-laws for the Company in the form  as submitted to the Company’s shareholders in Attachment “C” in the August 31, 2007 Def 14 (A) Proxy Statement.

ITEM 8.01

OTHER EVENTS

On November 20, 2008, Victor Voebel, Robert Lutz and Douglas Lane filed suit against Jeffrey Conrad and Barrett Evans to determine the validity of election of directors of corporation.  On December 9, 2008 the parties reached a settlement agreement and entered into the Court record.

Pursuant to the settlement described in this Item 8.01 the board of directors of the Company terminated the legal services agreement between Jeffrey Conrad and the Company effective as of December 9, 2008.   Prior to the termination of the agreement Mr. Conrad provided legal services to the Company and received fee compensation from the Company as Corporate Counsel.

Pursuant to the settlement described in Item 8.01 the board of directors of the Company terminated the consulting agreement between eFund Capital Management, LLC and the Company effective as of December 9, 2008.  Barrett Evans and Jeffrey Conrad are principals of eFund Capital Management, LLC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
3.1	By-Laws.
4.1	Convertible Promissory Note with eFund Capital Management, LLC dated October 21, 2008
4.2	Convertible Debenture dated November 17, 2008.
4.3	Convertible Debenture with eFund Capital Management, LLC dated November 17, 2008.
4.4	Convertible Debenture dated November 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abviva, Inc.
(Registrant)

Date	February 6, 2009

/s/ Barrett Evans
(Signature)
Print Name: Barrett Evans
Title: Interim Chief Executive Officer